March  31,  2004

Via  Telecopier
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SpaceDev,  Inc.
13855  Stowe  Drive
Poway,  CA  92064
Attention:  Richard  Slansky

                    Re:     Waiver  Letter
                            --------------
Dear  Mr.  Slansky:

     Reference is hereby made to that certain Security Agreement dated June 3, 2003 by and between SpaceDev, Inc. (the "Company") and Laurus Master Fund, Ltd. ("Laurus") (the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement and that certain waiver letter dated June 3, 2003 between the Company and Laurus (the "June Waiver"). Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2 (ii) of the Security Agreement to make a Revolving Credit Advance to the Company in the amount of $779,850 on the date hereof (the "Advance"), which such amount would otherwise exceed eighty five percent (85%) of the Company's Eligible Accounts on the date hereof.

In connection with making the advance made under the June Waiver and this Advance, for a period of six (6) months from the date hereof (the "Period"), Laurus hereby waives compliance with Sections 3 and 5(b)(iv) of the Security Agreement solely as they relate to the immediate repayment requirement for Overadvances and the fees accruing thereto. Laurus further agrees that, solely for such Period, neither the advance made under the June Waiver nor this Advance shall be deemed an Overadvance and shall not trigger an Event of Default requiring a five (5) day cure under Section 19(a) of the Security Agreement. As of the date hereof, no Event of Default has occurred and is continuing under the Security Agreement or the Note and all other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

                                   LAURUS  MASTER  FUND,  LTD.



                                   By: /s/ David Grin
                                   ------------------
                                   David  Grin


Agreed  and  accepted  on  the  date  hereof

SPACEDEV,  INC.


By:  /s/ Richard B. Slansky
     ----------------------
     Name:  Richard  B.  Slansky
     Title:  Chief  Financial  Officer